Exhibit 10.7

WAIVER AGREEMENT

This WAIVER AGREEMENT (the “Waiver Agreement”), dated as of ______, 2024, is made and entered into by and between Rubicon Technologies Inc., a Delaware corporation (the “Company”), and ___________ (the “Service Provider”).

RECITALS

WHEREAS, MBI Holdings, LP, a Delaware corporation (“Buyer”) and the Company, expect to enter into a Securities Purchase Agreement, to be dated on or about ____ 2024 (the “Securities Purchase Agreement”, and the transactions contemplated thereby, the “Proposed Transaction”);

WHEREAS, capitalized terms used but not defined herein shall have the meaning set forth in the Securities Purchase Agreement;

WHEREAS, the Service Provider previously entered into an employment agreement with the Company, dated as of __________ (the “Employment Agreement”);

WHEREAS, pursuant to the Employment Agreement, upon (i) a “Sale Event” (as defined in the Employment Agreement), the Service Provider is eligible to receive certain compensation and benefits, including accelerated vesting of equity-based awards (the “Sale Event Payments”) and (ii) a “Change in Control” (as defined in the Employment Agreement), the Service Provider is eligible to receive certain compensation and benefits, including accelerated vesting of equity-based awards (the “CIC Payments”);

WHEREAS, the Service Provider is willing to waive any and all of the Service Provider’s right or entitlement to receive or retain the Sale Event Payments or the CIC Payments, in each case, in connection with the Proposed Transaction (which shall include, for the avoidance of doubt, the conversion of the Preferred Shares into shares of Common Stock at any time following the date hereof).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Service Provider hereby agrees as follows:

1. The Service Provider hereby waives any and all of the Service Provider’s right or entitlement to receive or retain any Sale Event Payments or CIC Payments, in each case, in connection with the Proposed Transaction (which shall include, for the avoidance of doubt, the conversion of the Preferred Shares into shares of Common Stock at any time following the date hereof).

2. This Waiver Agreement may not be amended or otherwise modified without the prior written consent of the Company and the Service Provider.

3. The Service Provider hereby authorizes each of the Company and Buyer to deliver a copy of this Waiver Agreement to the other.

4. The Service Provider acknowledges and agrees that this Waiver Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of the undersigned Service Provider upon the undersigned Service Provider’s death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Waiver Agreement for purposes of enforcing the Company’s rights hereunder.

5. If the Company does not enter into the Securities Purchase Agreement, this Waiver Agreement shall terminate concurrently therewith.

6. This Waiver Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

7. The choice of law and dispute resolution provisions of Sections 34 and 35 of the Employment Agreement shall govern this Waiver Agreement.

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IN WITNESS WHEREOF, the Service Provider and the Company have executed this Waiver Agreement as of the first date written above.

By:

Print Name:

Agreed and Accepted:

Rubicon Technologies Inc.,

Title:

[Signature Page to Waiver]

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